UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2022

Charlotte’s Web Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

British Columbia	000-56364	98-1508633
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Tech Court Louisville, Colorado	80027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 617-7303

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 6, 2022 (the “Effective Date”), the board of directors of Charlotte’s Web Holdings, Inc. (the “Company”), appointed Alicia Morga to the Company’s board of directors, until her successor shall have been duly elected and qualified or until her earlier resignation or removal. Ms. Morga’s appointment to the Company’s board of directors was effective immediately following the departure of Jean Birch, who notified the Company and the board of directors of her immediate retirement from the board of directors, which the Company’s board of directors accepted. Ms. Morga’s term will expire concurrently with the 2023 annual general meeting of the shareholders. There are no arrangements or understandings between Ms. Morga and any other person pursuant to which Ms. Morga was appointed to the board of directors. Ms. Morga is not a party to any transaction with the Company reportable under Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended. Ms. Birch’s decision to retire from the board of directors does not relate to any disagreement with the Company, its management or the board of directors on any matter relating to the Company’s operations, policies or practices, including with respect to the Company’s accounting principles, practices or financial statement disclosures.

Ms. Morga brings extensive digital marketing and e-commerce experience to the board and is the founder and Chief Executive Officer of No. 8 Media, Inc., which was established in 2016 and provides digital transformation services to consumer packaged goods, health, education, and financial technology companies. Prior to No. 8 Media, she managed the bill pay product for Digital Insight, NCR’s retail financial subsidiary, and before that was the founder and Chief Executive Officer of Consorte Media, Inc., a digital marketing company which helped large advertisers reach the Hispanic market. Prior to Consorte, Ms. Morga worked in venture capital for The Carlyle Group and Hummer Winblad Venture Partners with a focus on the technology sector. Before that, she was a corporate attorney for Wilson Sonsini Goodrich & Rosati, and an investment banker at Goldman, Sachs & Co. She has been named a Young Global Leader by the World Economic Forum and one of the Most Influential Women in Technology by Fast Company. Ms. Morga is also an adjunct professor of Digital Marketing for the University of San Francisco and teaches online and in person digital marketing courses for enterprises. She holds a J.D. from Stanford Law School, a B.A. from Stanford University, and is a California Bar Member.

Item 8.01.	Other Events.

On December 7, 2022, the Company issued a press release announcing the appointment of Alicia Morga to the Board of Directors and the retirement of Jean Birch. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits:

Exhibit No.	Description

99.1	Press Release of Charlotte’s Web Holdings, Inc. dated December 7, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHARLOTTE’S WEB HOLDINGS, INC.

Date: December 7, 2022	By:	/s/ Stephen Rogers
Stephen Rogers
Senior Vice President - General Counsel and Corporate Secretary